Exhibit 99.13

Excerpts from “2013-2014 Budget – Budget Speech”

Québec government
Summary of budgetary transactions
2012-2013 fiscal year
(millions of dollars)

Revised forecasts
BUDGETARY REVENUE(1)
Own-source revenue	53 192
Federal transfers	15 705
Total	68 897
BUDGETARY EXPENDITURE(1)
Program spending	–62 642
Debt service	–7 917
Total	–70 559
CONSOLIDATED ENTITIES	1 241
Contingency reserve	–200
Extraordinary loss – Closure of Gentilly-2	–1 805
DEFICIT	–2 426
Deposits of dedicated revenues in the Generations Fund	–879
Exclusion of the extraordinary loss	1 805
BUDGETARY BALANCE(2)	–1 500

(1)   Corresponds to the revenue and expenditure of the general fund.

(2)   Budgetary balance within the meaning of the Balanced Budget Act. For 2012-2013, the budgetary balance excludes the accounting impact of Hydro-Québec’s extraordinary loss of $1.8 billion relative to the closure of the Gentilly-2 nuclear power plant. The final impact will be established in Hydro-Québec’s financial statements as at December 31, 2012.

Québec government
Summary of budgetary transactions
Forecasts for 2013-2014

(millions of dollars)

BUDGETARY REVENUE(1)
Own-source revenue	56 215
Federal transfers	16 145
Total	72 360
BUDGETARY EXPENDITURE(1)
Program spending	–63 791
Debt service	–8 601
Total	–72 392
CONSOLIDATED ENTITIES	1 471
Contingency reserve	–400
SURPLUS	1 039
Deposits of dedicated revenues in the Generations Fund	–1 039
BUDGETARY BALANCE(2)	––

(1)    Corresponds to the revenue and expenditure of the general fund.

(2)    Budgetary balance within the meaning of the Balanced Budget Act.

Québec government
Budgetary revenue of the general fund
Forecasts for 2013-2014

OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	20 365
Health Services Fund	6 752
Corporate taxes	4 652
31 769
Consumption taxes
Sales	15 805
Tobacco	863
Alcoholic beverages	544
Other	19
17 231
Duties and permits
Natural resources	300
Other	280
580
Miscellaneous
Sales of goods and services	368
Interest	535
Fines, forfeitures and recoveries	624
1 527
Revenue from government enterprises
Hydro-Québec	2 725
Loto-Québec	1 270
Société des alcools du Québec	1 067
Other	46
5 108
Total	56 215
FEDERAL TRANSFERS
Equalization	7 578
Protection payment	––
Health transfers	5 118
Transfers for post-secondary education and other social programs	1 539
Other programs	873
Compensation for harmonization of the QST with the GST	1 467
Allocation to FINESSS of a portion of the compensation for harmonization of the QST with the GST	–430
Total	16 145
TOTAL BUDGETARY REVENUE	72 360

Québec government
Bugetary expenditure of the general fund
Forecasts for 2013-2014
(millions of dollars)

PROGRAM SPENDING
Affaires municipales, Régions et Occupation du territoire	1 567.7
Agriculture, Pêcheries et Alimentation	1 061.9
Assemblée nationale	119.5
Conseil du trésor et Administration gouvernementale	954.5
Conseil exécutif	551.1
Culture et Communications	631.0
Développement durable, Environnement, Faune et Parcs	273.1
Éducation, Loisir et Sport	10 205.4
Emploi et Solidarité sociale	4 225.2
Enseignement supérieur, Recherche, Science et Technologie	6 337.0
Famille	2 474.4
Finances et Économie (excluding debt service)	713.1
Immigration et Communautés culturelles	327.3
Justice	811.5
Persons designated by the National Assembly	82.4
Relations internationales, Francophonie et Commerce extérieur	121.5
Ressources naturelles	405.1
Santé et Services sociaux	31 258.3
Sécurité publique	1 231.3
Transports	709.0
Travail	30.7
Anticipated lapsed appropriations	–200.0
Savings to be made by subsidized consolidated entities	–100.0
Total	63 791.0
DEBT SERVICE
Direct debt service	5 335.0
Interest ascribed to retirement plans	3 287.0
Interest ascribed to employee future benefits	–21.0
Total	8 601.0
TOTAL BUDGETARY EXPENDITURE	72 392.0

Québec government
Non-budgetary transactions
Forecasts for 2013-2014
(millions of dollars)

INVESTMENTS, LOANS AND ADVANCES
General fund	–951
Consolidated entities	–551
Total	–1 502
CAPITAL EXPENDITURES
General fund
Investments	–413
Amortizations	164
Subtotal	–249
Consolidated entities
Investments	–8 365
Amortizations	3 568
Less: PPP investments	911
Subtotal	–3 886
Total	–4 135
RETIREMENT PLANS AND EMPLOYEE FUTURE BENEFITS	2 625
OTHER ACCOUNTS
General fund	1 577
Consolidated entities	244
Total	1 801
TOTAL	–1 211

Note: A negative entry indicates a financial requirement and a positive entry, a source of financing.

Québec government
Financing transactions
Forecasts for 2013-2014
(millions of dollars)

CHANGE IN CASH POSITION
General fund	—
Consolidated entities	—
Total	—
NET BORROWINGS
General fund
New borrowings	5 787
Repayment of borrowings(1)	–6 487
Subtotal	–700
Consolidated entities
New borrowings	9 539
Repayment of borrowings	–5 758
Subtotal	3 781
Total	3 081
Retirement Plans Sinking Fund, other retirement plan assets and funds dedicated to employee future benefits	–1 870
Generations Fund	–1 039
TOTAL FINANCING TRANSACTIONS	172

Note: A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

(1)   Repayments of borrowings take into account the use of $1 billion from the Generations Fund to repay maturing borrowings.